                                                                   Exhibit 10.1

                           CERTIFICATE OF AMENDMENT TO
                          MIDWEST GRAIN PRODUCTS, INC.
                          STOCK INCENTIVE PLAN OF 1996

         The undersigned Secretary of Midwest Grain Products, Inc., a Kansas corporation (the "Company") hereby certifies that the 1998 Annual Meeting of the Stockholders of the Company was held at the Mount Conference Center, 710 South 9th Street, Atchison, Kansas 66002, at 10:00 a.m. local time on October 8, 1998, that the meeting was properly called and noticed, that a quorum of Common and Preferred Stock was present, that the meeting was otherwise convened and held in accordance with the applicable laws of the State of Kansas and the Company's Articles of Incorporation and Bylaws, and that at such meeting the following resolution was duly adopted and approved by the affirmative vote of the holders of a majority of the shares of Common Stock and a majority of the shares of Preferred Stock represented at the meeting, thereby amending the MIDWEST GRAIN PRODUCTS, INC. STOCK INCENTIVE PLAN OF 1996, in the respects set forth in said resolution:

         "RESOLVED that Section 4(a) of the Midwest Grain Products, Inc. Stock Incentive Plan of 1996 be amended to increase the aggregate number of shares of Common Stock of the Company which may be issued or transferred pursuant to stock incentives granted under the plan from 450,000 to 600,000."

         The undersigned further certifies that the said amendment remains in full force and effect as of the date hereof.

         IN WITNESS WHEREOF, the undersigned has executed this instrument on this 12th day of November, 1998.


                                          s/ Marta L. Myers
                                          ------------------------------
                                          Marta L. Myers, Secretary
                                          Midwest Grain Products, Inc.